MTBC Successfully Closes Orion, Largest Acquisition to Date

Company Acquires Assets of Orion Healthcorp, Inc. and its 13 Affiliates

SOMERSET, N.J., July 2, 2018 (GLOBE NEWSWIRE) — MTBC (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of revenue cycle and cloud-based healthcare IT solutions, today announced that it has completed its acquisition of the assets of Orion Healthcorp, Inc. and 13 of its affiliate companies (together “Orion”), through MTBC’s wholly owned subsidiaries MTBC Health, Inc. and MTBC Practice Management, Corp. (together “MTBC”). This transaction is the latest in a line of successful acquisitions and marks MTBC’s largest to date.

“The Orion acquisition is an important milestone and will further expand our client base, team, and offerings,” said Stephen Snyder, CEO. “This combination will significantly accelerate our growth as we scale our business, enabling us to grow revenues without a corresponding increase in overhead, while expanding margins and investing in the people and technology that enable us to provide world class service. It also opens up two new revenue segments - long-term practice management services and a physician group purchasing organization - each of which presents growth opportunities and potential cross-selling.”

“Joining MTBC marks an exciting turning point for the more than three hundred Orion employees who are now part of the MTBC team,” said Kelli Caskey, who was previously a key member of the Orion team and now serves as president of MTBC Health. “We are thrilled to join MTBC’s world-class organization and look forward to leveraging our combined team and resources to help our clients increase revenues, reduce operating costs, and streamline workflows.”

The business units acquired from Orion had offices in 10 states, which are now operated by MTBC. As part of the acquisition, MTBC acquired most of the assets of Orion, including revenue cycle management service contracts with more than 150 hospitals and independent healthcare practices. In addition, MTBC acquired Orion’s practice management services group, which manages three pediatric practices in Ohio and Illinois, through multi-decade management services agreements (“MSA”).

“In addition to the RCM contracts and MSAs, MTBC acquired Orion’s group purchasing organization (“GPO”), which enables thousands of physicians to purchase vaccines from leading pharmaceutical companies at discounted rates. We look forward to making this valuable service available to all MTBC customers and introducing our new GPO customers to MTBC’s full suite of services,” said Snyder.

Additional information regarding the Orion transaction can be found in MTBC’s 8-K, which was filed with the United States Securities and Exchange Commission on July 2, 2018.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

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SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

732-873-5133